UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2014

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 28, 2014, the Company held its Annual Meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated December 13, 2013 and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below.

1.
The seven (7) nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2015, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Non Votes

Jeffrey P. Gotschall	4,690,104	72,673	440,374
Michael S. Lipscomb	4,701,497	61,280	440,374
Donald C. Molten Jr.	4,679,927	82,850	440,374
John G. Chapman, Sr.	4,679,330	83,447	440,374
Alayne L. Reitman	4,691,814	70,963	440,374
Norman E. Wells, Jr.	4,681,464	81,313	440,374
Hudson D. Smith	4,708,416	54,361	440,374

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2014. Voting results on this proposal were as follows:

For	5,128,021
Against	33,298
Abstain	41,832

3.	To cast a non-binding advisory vote on executive compensation (say-on-pay). Voting results on this proposal were as follows:

For	4,719,591
Against	29,182
Abstain	14,003
Non-vote	440,375

4.	To vote on the frequency for holding the non-binding advisory vote on say-on-pay (every one, two or three years). Voting results on this proposal were as follows:

Three years	364,623
Two years	3,283,071
One year	1,060,096
Abstain	54,986
Non-vote	440,375

5.	To amend Articles II, III and X of our Code of Regulations. Voting results on this proposal were as follows:

For	4,466,596
Against	694,818
Abstain	41,736

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

SIFCO Industries, Inc.
(Registrant)

Date: January 30, 2014
/s/ Catherine M. Kramer
Catherine M. Kramer
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)